Question 77 H.  Changes in control of Registrant



Series 1 - SunAmerica Focused Growth Portfolio

During the period ended October 31, 2008, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), sold shares of the SunAmerica Focused Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2008, the Acquiring Portfolio owned approximately 26.0% of the Acquired Portfolio. As of October 31, 2008, the Acquiring Portfolio owned approximately 12.9% of the Acquired Portfolio.


Series 7 - SunAmerica Focused Large-Cap Value Portfolio

During the period ended October 31, 2008, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), sold shares of the SunAmerica Focused Large-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2008, the Acquiring Portfolio owned approximately 38.6% of the Acquired Portfolio. As of October 31, 2008, the Acquiring Portfolio owned approximately 21.2% of the Acquired Portfolio.


Series 8 - SunAmerica Focused Small-Cap Value Portfolio

During the period ended October 31, 2008, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), sold shares of the SunAmerica Focused Small-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2008, the Acquiring Portfolio owned approximately 30.7% of the Acquired Portfolio. As of October 31, 2008, the Acquiring Portfolio owned approximately 13.8% of the Acquired Portfolio.


Series 12 - SunAmerica Focused Small-Cap Growth Portfolio

During the period ended October 31, 2008, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), acquired shares of the SunAmerica Focused Small-Cap Growth Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2008, the Acquiring Portfolio owned approximately 24.9% of the Acquired Portfolio. As of October 31, 2008, the Acquiring Portfolio owned approximately 30.2% of the Acquired Portfolio.


Series 13 - SunAmerica Focused International Equity Portfolio

During the period ended October 31, 2008, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), sold shares of the SunAmerica Focused International Equity Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2008, the Acquiring Portfolio owned approximately 30.6% of the Acquired Portfolio. As of October 31, 2008, the Acquiring Portfolio owned approximately 10.6% of the Acquired Portfolio.

During the period ended October 31, 2008, the SunAmerica
Focused Multi-Asset Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), acquired shares of the SunAmerica Focused International Equity Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of April 30, 2008, the Acquiring Portfolio owned approximately 23.3% of the Acquired Portfolio. As of October 31, 2008, the Acquiring Portfolio owned approximately 39.5% of the Acquired Portfolio.


Series 20 - SunAmerica Focused Mid-Cap Value Portfolio

During the period ended October 31, 2008, the SunAmerica
Focused Equity Strategy Portfolio, a series of the registrant (the "Acquiring Portfolio"), initially acquired shares of the SunAmerica Focused Mid-Cap Value Portfolio, which is also a series of the registrant (the "Acquired
Portfolio"), through a series of transactions. As of October 31, 2008, the Acquiring Portfolio owned approximately 45.2% of the Acquired Portfolio.